Exhibit 99.1

DBV Technologies Announces Appointment of Timothy E. Morris to Board of Directors

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company, announced today the provisional appointment of Mr. Timothy E. Morris, as director, by the DBV Board of Directors, effective March 30, 2021. Mr. Morris will serve as a member of the Audit Committee of the Board. With this addition, the Board comprises 9 directors.

“We are pleased to welcome Tim Morris as a new director to the DBV Board,” said Michel de Rosen, Chairman of DBV Technologies’ Board of Directors. “Tim brings to DBV more than 20 years of leadership experience in the biopharma sector and he is highly regarded for his finance and commercial capabilities. We believe he will add tremendous value to our Board and DBV as a whole.”

Mr. Morris has been the Chief Operating Officer and Chief Financial Officer of Humanigen, Inc. since August 2020. Prior to joining Humanigen’s management team, Mr. Morris served as Chair of the Company’s Audit Committee. Mr. Morris has spent more than two decades leading the financial, commercial, and manufacturing functions at several public biopharmaceutical companies, including Iovance, AcelRx, VIVUS, and Questcor (formerly Ribogene). Mr. Morris received his Bachelor of Science in Business with an emphasis in Accounting from California State University, Chico, and is a Certified Public Accountant (Inactive).

“The current state of DBV’s European and U.S. regulatory progress and pipeline potential make it an exciting time to join the company,” said Timothy Morris. “I am honored to join DBV and look forward to serving as a member of the Board and Audit Committee and contributing to the success of the Company.”

Mr. Morris’ appointment is subject to ratification and will be submitted to a shareholder vote at the Ordinary and Extraordinary General Meeting that DBV Technologies will convene on May 19, 2021.

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, DBV Technologies’ method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV Technologies’ food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France and offices in Bagneux, France, and North American operations in Summit, NJ and New York, NY. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345), part of the SBF120 index, and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

Forward-Looking Statements

This press release may contain forward-looking statements, including statements regarding Company’s anticipated Ordinary and Extraordinary General Meeting of Shareholders, DBV’s regulatory progress, and the potential of DBV’s pipeline. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual occurrences to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals and those associated with scheduling and holding public events, including the impact of the COVID-19 pandemic A further discussion of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV Technologies’ regulatory filings with the French Autorité des Marchés Financiers, DBV Technologies’ filings and reports with the U.S. Securities and Exchange Commission, including in DBV Technologies’ Annual Report on Form 10-K for the year ended December 31, 2020, and future filings and reports by DBV Technologies. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Investor Contact

Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact

Angela Marcucci

DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com